Exhibit 3.41

State of Delaware Secretary of State Division of Corporations Delivered 12:16 PM 02/07/2020 FILED 12:16 PM 02/07/2020 SR 20200903383 - File Number 7840365	CERTIFICATE OF FORMATION

OF

TALOS THIRD COAST LLC

This Certificate of Formation of Talos Third Coast LLC (the “Company”), dated February 7, 2020, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.                 Name. The name of the Company is Talos Third Coast LLC.

2.                 Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the date first written above.

By:	/s/ William S. Moss III
Name: William S. Moss III
Title: Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:26 PM 02/28/2020 FILED 01:26 PM 02/28/2020 SR 20201718434 - File Number 7840365	STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC LIMITED LIABILITY COMPANIES

February 28, 2020

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the undersigned limited liability company executed the following Certificate of Merger:

1.           The name of the surviving limited liability company is “Talos Third Coast LLC” (the “Surviving Company”)., a limited liability company organized and existing under the DLLCA, The names of the limited liability companies being merged into the Surviving Company, each a limited liability company organized and existing under the DLLCA, are as follows:

Name

Dorado Deep GP, LLC

GOME 1271 LLC

2.          The Agreement and Plan of Merger between the constituent limited liability companies (the “Agreement of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies,

3.           The name of the Surviving Company is “Talos Third Coast LLC”.

4.           The merger is to become effective upon the filing of this Certificate of Merger in the office of the Secretary of State of the State of Delaware.

5.           The executed Agreement of Merger is on file at 333 Clay Street, Suite 3300, Houston, Texas 77002, a place of business of the Surviving Company,

6.           A copy of the Agreement of Merger will be furnished by the Surviving Company on request, without cost, to any member of the constituent limited liability companies.

(Signature Page Follows)

IN WITNESS WHEREOF, the Surviving Company has caused this Certificate of Merger to be signed by an authorized person as of the date first written above.

TALOS THIRD COAST LLC

By:	/s/ William S. Moss III
Name: William S. Moss III
Title: Executive Vice President, General Counsel and Secretary

Signature Page to Certificate of Merger